FOR RELEASE ON JULY 23, 2009 AT 1:00 PM PACIFIC TIME

Investor Relations Contact	Press Contact
Shirley Stacy	Shannon Mangum Henderson
Align Technology, Inc.	Ethos Communication, Inc.
(408) 470-1150	(678) 261-7803
sstacy@aligntech.com	align@ethoscommunication.com

Align Technology Announces Second Quarter Fiscal 2009 Results
•	Net revenues increased 9% sequentially to $76.3 million
•	International revenues increased 27% sequentially to $18.1 million or 24% of worldwide revenues
•	Invisalign Teen cases increased 53% sequentially to 11% of worldwide cases
•	GAAP diluted EPS of $0.07 exceeded outlook of breakeven to a penny

SANTA CLARA, Calif., July 23, 2009 — Align Technology, Inc. (Nasdaq: ALGN) today reported financial results for the second quarter, ended June 30, 2009.

Total net revenues for the second quarter of fiscal 2009 (Q2 09) were $76.3 million compared to $70.1 million reported in the first quarter of 2009 (Q1 09) and compared to $79.9 million reported in the second quarter of 2008 (Q2 08).  Invisalign case shipments for Q2 09 were 53.0 thousand, compared to 50.1 thousand in Q1 09 and compared to 54.9 thousand in Q2 08.

Net profit for Q2 09 was $4.5 million, or $0.07 per diluted share. This is compared to net profit of $2.6 million, or $0.04 per diluted share in Q1 09 and net profit of $4.0 million, or $0.06 per diluted share in Q2 08.  Stock-based compensation expense included in Q2 09 net profit was $4.3 million compared to $3.7 million in Q1 09 and $4.8 million in Q2 08.

“Overall, we had a good quarter with better than expected results across the board, including record gross margins and continued profitability,” said Thomas M. Prescott, president and CEO of Align Technology. “Second quarter revenues increased 9% sequentially to $76.3 million on case shipments of 53.0 thousand, driven by strong international growth and continued uptake of Invisalign Teen.”

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit and non-GAAP earnings per share.  For Q2 09, the non-GAAP financial measures excluded the impact of the Company’s restructuring plan announced previously. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables following the financial tables of this release.

Align Technology Inc.  881 Martin Avenue Santa Clara, CA 95050 Tel: (408) 470-1000 Fax: (408) 470-1201

Align Technology, Inc. Q2 Fiscal 2009 Earnings Release

Non-GAAP net profit for Q2 09 was $4.8 million, or $0.07 per diluted share. This is compared to non-GAAP net profit of $3.2 million, or $0.05 per diluted share in Q1 09. In Q2 08, there was no difference between GAAP and non-GAAP net profit.

Q2 09 Operating Results

Key GAAP Operating Results	Q2 09	Q1 09	Q2 08
Gross Margin	76.0%	75.2%	74.7%
Operating Expense	$51.7M	$47.4M	$55.8M
Operating Margin	8.2%	7.5%	4.8%
Net Profit	$4.5M	$2.6M	$4.0M
Earnings Per Diluted Share (EPS)	$0.07	$0.04	$0.06

Key Non-GAAP Operating Results	Q2 09	Q1 09	Q2 08
Non-GAAP Operating Expense	$51.3M	$46.5M	$55.8M
Non-GAAP Operating Margin	8.7%	8.8%	4.8%
Non-GAAP Net Profit	$4.8M	$3.2M	$4.0M
Non-GAAP Earnings Per Diluted Share (EPS)	$0.07	$0.05	$0.06

Liquidity and Capital Resources
As of June 30, 2009, Align had $143.1 million in cash, cash equivalents, and short-term marketable securities compared to $110.2 million as of December 31, 2008.

Key Business Metrics
The following table highlights business metrics for Align’s second quarter of 2009.  Additional historical information is available on the Company’s website at http://investor.aligntech.com.

Revenue by Channel ($M):	Q2 09	% of Total Revenue	Q2 09/Q1 09 % Change
North American Orthodontists	$21.6	28.3%	2.3%
North American GP Dentists	$31.7	41.6%	2.7%
International	$18.1	23.6%	26.6%
Non-case Revenue*	$4.9	6.5%	27.6%
Total Revenue	$76.3	100%	8.8%
*includes training, ancillary products, and retainers

Cases Shipped by Channel:	Q2 09	% of Total Cases	Q2 09/Q1 09 % Change
North American Orthodontists	17,470	33.0%	3.4%
North American GP Dentists	23,525	44.4%	0.8%
International	12,010	22.6%	22.1%
Total Cases Shipped	53,005	100%	5.9%

Cases Shipped by Product:	Q2 09	% of Total Cases	Q2 09/Q1 09 % Change
Invisalign Full	37,840	71.4%	1.6%
Invisalign Express	8,000	15.1%	(0.1)%
Invisalign Teen	5,940	11.2%	52.5%
Invisalign Assist	1,225	2.3%	34.7%
Total Cases Shipped	53,005	100%	5.9%

Align Technology, Inc. Q2 Fiscal 2009 Earnings Release

Average Selling Price (ASP), as billed:	Q2 09
Total Worldwide Blended ASP	$1,400
International ASP	$1,530

Number of Doctors Cases were Shipped to:	Q2 09
North American Orthodontists	3,750
North American GP Dentists	10,630
International	3,385
Total Doctors Cases were Shipped to Worldwide	17,765

Number of Doctors Trained Worldwide:	Q2 09	Cumulative
North American Orthodontists	65	8,805
North American GP Dentists	900	34,375
International	515	15,030
Total Doctors Trained Worldwide	1,480	58,210

Doctor Utilization Rates*:	Q2 09	Q1 09	Q2 08
North American Orthodontists	4.7	4.6	4.9
North American GP Dentists	2.2	2.2	2.5
International	3.6	3.2	3.3
Total Utilization Rate	3.0	2.9	3.1
* Utilization = # of cases shipped/# of doctors to whom cases were shipped

Total Invisalign Patients (cases shipped):	Q2 09	Cumulative
Number of Patients Treated or in Treatment (cases)	53,005	1,047,120

Q3 Fiscal 2009 Business Outlook
For the third quarter of fiscal 2009 (Q3 09), Align Technology expects net revenues to be in a range of $71.0 million to $74.5 million. GAAP earnings per diluted share for Q3 09 is expected to be in a range of $0.03 to $0.05. Stock-based compensation expense for Q3 09 is expected to be approximately $4.6 million.

A more comprehensive business outlook is available following the financial tables of this release.

Align Web Cast and Conference Call
Align Technology will host a conference call today, July 23, 2009 at 4:30 p.m. ET, 1:30 p.m. PT, to review its second quarter fiscal 2009 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet.  To access the web cast, go to the “Events & Presentations” section under Company Information on Align Technology’s Investor Relations web site at http://investor.aligntech.com.  To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call.  If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 327280 followed by #. The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on August 6, 2009.

Align Technology, Inc. Q2 Fiscal 2009 Earnings Release

About Align Technology, Inc.
Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Today, the Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express, and Vivera Retainers.

To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

About non-GAAP Financial Measures
To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit, and non-GAAP earnings per share, which exclude the effect of charges associated with the restructuring, and the related tax effect. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Business Outlook Summary” included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Align’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” certain expenditures and other items that may not be indicative of our operating performance including discrete cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding, certain business metrics for the third quarter of 2009, including anticipated revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior as well as the willingness and ability of our customers to adopt the expected baseline requirements set forth in our recently announced proficiency program and the willingness and ability of our customers to maintain and/or increase utilization to meet the new proficiency standards in sufficient numbers, potential  losses or damages arising from any legal settlements or judgments related to the Ormco litigation, including the issuance of a permanent injunction, or other equitable relief,  the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of Invisalign by consumers and dental professionals, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the Securities and Exchange Commission on February 27, 2009. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology, Inc. Q2 Fiscal 2009 Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Net revenues	$76,316	$79,902	$146,448	$154,678

Cost of revenues	18,338	20,243	35,763	39,851

Gross profit	57,978	59,659	110,685	114,827

Operating expenses:
Sales and marketing	29,108	32,464	56,962	60,523
General and administrative	16,539	16,322	30,007	31,510
Research and development	5,669	7,001	10,860	14,296
Restructuring	409	-	1,319	-
Total operating expenses	51,725	55,787	99,148	106,329

Profit from operations	6,253	3,872	11,537	8,498

Interest and other income, net	557	443	705	1,409

Profit before income taxes	6,810	4,315	12,242	9,907

Provision for income taxes	(2,265)	(285)	(5,061)	(573)

Net profit	$4,545	$4,030	$7,181	$9,334

Net profit per share
- basic	$0.07	$0.06	$0.11	$0.14
- diluted	$0.07	$0.06	$0.11	$0.13

Shares used in computing net profit per share
- basic	66,285	68,581	66,135	68,817
- diluted	67,373	69,916	66,941	70,478

Align Technology, Inc. Q2 Fiscal 2009 Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2009	December 31, 2008

ASSETS

Current assets:
Cash and cash equivalents	$122,182	$87,100
Marketable securities, short-term	20,895	23,066
Accounts receivable, net	53,236	52,362
Inventories, net	2,111	1,965
Other current assets	15,324	13,414
Total current assets	213,748	177,907

Property and equipment, net	24,518	26,979
Goodwill and intangible assets, net	6,866	8,266
Deferred tax asset	61,133	61,696
Other long-term assets	1,529	4,493

Total assets	$307,794	$279,341

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,473	$5,580
Accrued liabilities	40,200	38,282
Deferred revenue	23,138	16,710
Total current liabilities	69,811	60,572

Other long term liabilities	205	229

Total liabilities	70,016	60,801

Total stockholders' equity	237,778	218,540

Total liabilities and stockholders' equity	$307,794	$279,341

Align Technology, Inc. Q2 Fiscal 2009 Earnings Release

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008

GAAP Operating expenses	$51,725	$47,423	$55,787
Restructuring	(409)	(910)	-
Non-GAAP Operating expenses	$51,316	$46,513	$55,787

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008

GAAP Profit from Operations	$6,253	$5,284	$3,872
Restructuring	409	910	-
Non-GAAP Profit from Operations	$6,662	$6,194	$3,872

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008

GAAP Net profit	$4,545	$2,636	$4,030
Restructuring	409	910	-
Tax effect on non-GAAP adjustments	(127)	(355)	-
Non-GAAP Net profit	$4,827	$3,191	$4,030

Diluted Net profit per share:
GAAP	$0.07	$0.04	$0.06
Non-GAAP	$0.07	$0.05	$0.06

Shares used in computing diluted net profit per share	67,373	66,447	69,916

Align Technology, Inc. Q2 Fiscal 2009 Earnings Release

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align’s business outlook is difficult to predict.  Align’s future performance involves numerous risks and uncertainties and the company’s results could differ materially from the outlook provided.  Some of the factors that could affect Align’s future financial performance and business outlook are set forth under “Forward Looking Information” above in this press release.

GAAP Financials

(in millions, except per share amounts and percentages)

Q3 2009

Net Revenue	$71.0 - $74.5

Gross Margin	75.0% - 75.5%

Operating Expenses	$49.0 - $50.5

Operating Margin	6% - 8%

Net Income per Diluted Share	$0.03 - $0.05

Stock Based Compensation Expense:
Cost of Revenues	$0.4
Operating Expenses	$4.2
Total Stock Based Compensation Expense	$4.6

Business Metrics:
Q3 2009
Case Shipments	51.0K - 53.0K
Cash	$150M - $155M
DSO	mid 60's
Capex	$2.0M - $4.0M
Depreciation & Amortization	$2.0M - $3.0M
Diluted Shares Outstanding	68M

Full Year 2009:	FY 2009

Stock Based compensation	$16.8M
Diluted Shares Outstanding	68M